UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2012

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On July 12, 2012, Cheniere Energy Partners, L.P. (“Cheniere Partners”), a majority owned subsidiary of Cheniere Energy, Inc., issued a press release announcing that it has received executed firm financial commitments in aggregate of approximately $3.4 billion to fund the costs of developing, constructing and placing into service the first two liquefaction trains of the Sabine Pass LNG liquefaction project (the “Liquefaction Project”).  Commitments for a Term Loan A (“Credit Facility”) were received from all of the previously announced joint lead arranger banks and from additional banks and financial institutions (“Lenders”). As a result, Cheniere Partners has decided to upsize the Credit Facility and withdraw the previously announced syndication of a $1.25 billion Term Loan B facility.
Sabine Pass Liquefaction is finalizing definitive loan documents with the committed Lenders and is working on commitments of approximately $200 million with additional financial institutions. The Credit Facility is expected to be closed by the end of the month. Per the commitments, the Credit Facility has a 7 year maturity and the interest rate is LIBOR plus 350 basis points during construction, stepping up to LIBOR plus 375 basis points during operations.
“Including the recently announced $2 billion of equity commitments, we have now received financial commitments of approximately $5.4 billion for the construction of Trains 1 and 2 of our Liquefaction Project. Our Credit Facility will be one of the larger facilities in the project financing market, underlying the strong fundamentals of the transaction,” said Charif Souki, Chairman and CEO. “Our ability to access a very large credit facility will significantly reduce our costs of financing during construction. We expect to reach a final investment decision and issue notice to proceed to Bechtel upon meeting all conditions precedent under the financial agreements, including, but not limited to, completion of the financing process with the Lenders and having all regulatory approvals in full force and effect.”
Cheniere Partners has also withdrawn the syndication of the $750 million Term Loan B and anticipates postponing the purchase of the Creole Trail Pipeline from Cheniere Energy, Inc. until after construction begins and financing for the purchase has been obtained. The anticipated postponement of the pipeline transaction is not expected to delay the financing of the Liquefaction Project.
The press release is attached as Exhibit 99.1 to Cheniere Partners' Current Report on Form 8-K filed on July 12, 2012 and is incorporated herein in its entirety. Information included on Cheniere Partners' website is not incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
d) Exhibits
Exhibit
Number        Description
99.1*            Press Release, dated July 12, 2012. (Incorporated by reference to Exhibit 99.1 to
Cheniere Partners' Current Report on Form 8-K (SEC File No. 1-33366), filed on July
12, 2012).

* Incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: July 12, 2012	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description

99.1*            Press Release, dated July 12, 2012. (Incorporated by reference to Exhibit 99.1 to
Cheniere Partners' Current Report on Form 8-K (SEC File No. 1-33366), filed on July
12, 2012).

* Incorporated by reference herein.